As Filed with the Securities and Exchange Commission on December 29,
1997

                                        Registration No.



                            SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C.  20549

                                       FORM S-8

                                 REGISTRATION STATEMENT
                                          under
                                THE SECURITIES ACT OF 1933

                         FIRST ENTERTAINMENT HOLDING CORP.
              (Formerly known as First Entertainment, Inc.)
              (Exact name of Issuer as specified in its charter)

        NEVADA                                        84-0974303
      (State or other jurisdiction of                 (I.R.S. Employer
       incorporation or jurisdiction)                  Identification
No.)

  1999 Broadway, Suite 3135, Denver, Colorado               80202
         (Address of principal executive office)          (Zip Code)

                       FIRST ENTERTAINMENT COMPENSATION PLAN-1997
                                  (Full title of plan)

A.B. Goldberg
1999 Broadway, Suite 3135
Denver, Colorado 80202
(303) 382-1235

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)


The Commission is requested to send copies of all communications and notes to:

David J. Wagner, Esq.
David Wagner & Associates, P.C.
8400 East Prentice Avenue
Penthouse Suite
Englewood, Colorado  80111
(303) 793-0304


CALCULATION OF REGISTRATION FEE

Title of          Amount       Proposed Maximum      Proposed Maximum
Amount Of
Securities To     To Be          Offering Price	           Aggregate
Registration
Be Registered     Registered      Per Share (1)       Offering Price (1)
Fee

COMMON SHARES       500,000        $0.30                 $175,000
$54.00
$0.008 par value   SHARES

OPTIONS TO PURCHASE  500,000         -0-                     -0-
-0-
COMMON SHARES

TOTAL
$54.00

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Note: The document(s) containing the information concerning the First Entertainment Compensation Plan-1997 dated December 5, 1997 (the "Plan") required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended (the Exchange Act), and the statement of availability of registrant information, employee benefit plan annual reports and other information required by Item 2 of Form S-8 will be sent or given to participants as specified in Rule 428. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the Commission) either as part of this registration statement on Form S-8 (the Registration Statement) or as prospectuses or prospectus supplements pursuant to Rule 424. First Entertainment, Inc., a Colorado corporation (the Registrant or the Company), will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

 PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Securities and Exchange Commission, are hereby incorporated by reference into this Prospectus:

  a. The Company's Annual Report on Form 10-KSB as amended for the fiscal year ended December 31, 1996; and

  b. The Company's Quarterly Report on Form 10-QSB as amended for the fiscal quarter ended March 31, 1997.

  c. The Company's Quarterly Report on Form 10-QSB as amended for the fiscal quarter ended June 30, 1997.

  d. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1997.

  e. The Company's Report on Form 8-K dated December 9, 1997.


All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in a supplement to this Registration Statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed supplement to this Registration Statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

The Registrant is registering common shares and options to purchase common shares. The common shares are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended. The Registrant is also registering options. For a description of the options, see Exhibit
4.1  attached hereto.

Item 5.  Interests of Named Experts and Counsel.

David Wagner & Associates, P.C., Attorneys at Law, special securities counsel to the Registrant for the purpose of this Registration Statement, and whose opinion as to the legality of the issuance of the Shares hereunder is attached hereto as Exhibit 5, have been allocated, for past services and pursuant to the Plan, a total of 50,000 shares, which have been registered in this Plan.

Item 6.  Indemnification of Directors and Officers.

Article Twelfth of the Company's Articles of Incorporation authorizes the Corporation to indemnify to the maximum extent permitted under Nevada law.

The Nevada Private Corporations Act allows indemnification of directors, officers, employees and agents of the Company, including the advancement of expenses:

    Section 78.751 of the Nevada Private Corporations Act provides:

   1. A corporation may indemnify any person who was or party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

   2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, nless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the the court deems proper.

   3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1. and 2., or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

   4. Any indemnification under subsections 1. and 2., unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

      (a)  By the stockholders.


      (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding

      (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion;


      (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

   5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

   6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

      (a) Does not exclude any other rights to which a person seeking indemnification aor advancement of expenses may be entitled under the articles or incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding such office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action..

       (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Item 7.  Exemption From Registration Claimed.
Not applicable.


Item 8.   Exhibits

Exhibit

Number            Description
3.1               Articles of Incorporation of the Company

3.2               Bylaws of the Company

3.3               Articles of Merger Between the Company and First
Entertainment, Inc.



4.1               First Entertainment Compensation Plan-1997, dated
December 5, 1997.



5                 Opinion of Counsel, David Wagner & Associates, P.C.



24.1              Consent of BDO Seidman, LLP,  Independent Certified
Public Accountants.



24.2       Consent of David Wagner & Associates, P.C. (Included in
Exhibit 5).

Item 9.  Undertakings

  1. The Registrant hereby undertakes:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the formation set forth in the registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

SIGNATURES



Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver, State of Colorado, on this 23rd day of December, 1997.

                                        FIRST ENTERTAINMENT, INC.

                                      By:
                                          A.B. Goldberg
                                           Principal Executive
                                           and Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

A MAJORITY OF THE BOARD OF DIRECTORS




Dated:    12/23/97                           By:
                                             A.B. Goldberg
                                             Director


Dated:  12/23/97                            By:
                                            Theodore Jacobs
                                            Director


Dated:  12/23/97                           By:
                                           Nicholas Catalano
                                           Director


SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



FORM S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933


FIRST ENTERTAINMENT HOLDING CORP.
(Exact name of Issuer as specified in its charter)




                            E X H I B I T S




EXHIBIT INDEX


Exhibit
Number             Description

3.1                Articles of Incorporation of the Company



3.2                Bylaws of the Company



3.3          Articles of Merger Between the Company and First
Entertainment, Inc.

4.1                First Entertainment Compensation Plan-1997, dated
December 5, 1997.

5                   Opinion of Counsel, David Wagner & Associates, P.C.

24.1            Consent of BDO Seidman, LLP,  independent Certified
Public Accountants.

24.2           Consent of David Wagner & Associates, P.C. (Included in
Exhibit 5).

Exhibit 3.1

Articles of Incorporation of the Company

                    ARTICLES OF INCORPORATION



                                   OF



                   First Entertainment Holding Corp.


Pursuant to the provisions of the Nevada Private Corporations Act (Ch. 78, NRS, as amended), the undersigned Corporation hereby adopts the following Articles of Incorporation:

     FIRST.   The name of the Corporation is First Entertainment Holding
Corp.

     SECOND. OFFICE: Its principal office in the State of Nevada is located at Suite 3, 251 Jeanell Drive, Carson City, Nevada 89703. The name and address of its resident agent is Corporate Advisory Services, Inc., Suite 3, 251 Jeanell Drive, Carson City, Nevada 89703.

     THIRD. PURPOSE: The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with minerals, goods, wares and merchandise and personal property of every class and description.

To hold, purchase and convey real and personal estate and mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to, or useful in connection with, works of art or any other business of this Corporation.
To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of, or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state or government, and while owner of such stock, bonds, securities or evidences of indebtedness, to exercise all the rights, powers and privileges of ownership, including the right to vote, if any.

To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or franchises, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

	To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any other clause in these articles of incorporation but shall be regarded as independent objects and purposes.

     FOURTH.   CAPITAL STOCK: The amount of the total authorized capital
stock of the corporation is FOUR HUNDRED FIVE THOUSAND DOLLARS ($405,000) consisting of Fifty Million (50,000,000) shares of one class of common stock of the par value of Eight Mills ($.008) each; and Five Million (5,000,000) shares of preferred stock of the par value of One Mill ($.001) each, to have the following preferences and such additional or different classes, series and preferences as the Board of Directors may determine from time to time:

A total of One Million Five Hundred Thousand (1,500,000) shares of the Corporation's $0.001 per share Preferred Stock shall be designated Class
"A" 7% Cumulative, Non-Participating, Convertible Preferred Stock, which shall have the following preferences
1.	General Obligation.  When and as declared by the Board of
Directors of the Company and to the extent permitted under the Nevada Business Corporation Act, the Company will pay preferential dividends to the holders (Record Holders) of Class A Preferred Stock (a
Share) will accrue, from and after November 8, 1989, on a when issued basis, cumulatively on a daily basis at the rate of 7% per annum on the original purchase price of such Share as purchased from the
Company (Purchase Price) to and including the earlier of (A) the date on which the Redemption Price of such Share is paid of such Share is redeemed, or (B) the date on which such Share is converted.
Dividends will be payable only on the date of redemption, when a Share is redeemed.  In the event of conversion of a Share, accrued dividends shall be converted into common stock and shall not be payable in cash.
All dividends will accrue whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. The date on which the Company initially issues any Share will be deemed to be its date of issuance regardless of the number of times a transfer of such Share is made on the stock records maintained by or for the Company and regardless of the number of certificates which may be issued to evidence such Share.
2.	Liquidation.  Upon any liquidation, dissolution or winding up of the Company, the Record Holders of Class A Preferred Stock will be entitled to be paid, before any distribution or payment is made upon any other equity securities of the company, an amount in cash equal to the sum of the aggregate Liquidation Value of all shares outstanding, and the Record Holders of the Class A Preferred Stock will not be entitled to any further payment.  If upon any such liquidation, dissolution or winding up, the assets of the Company to be distributed among the Record Holders of the Class A Preferred Stock are
insufficient to permit payment to such Record Holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such Record Holders based upon the aggregate Liquidation Value of the Class A Preferred Stock held by such Record Holder.  The Company will mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each Record Holder of Class A Preferred Stock. Neither the consolidation or merger of the Company into or with any other corporation or corporations, not the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, will be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph 2.
3.	Redemption.
3A.	Redemption Price.  For each Share which may be redeemed, if any, the Company will be obligated to pay to the Record Holder thereof an amount (the Redemption Price) equal to 100% of the Purchase Price of the Class A Preferred Stock redeemed, plus all then accrued
dividends, if any.
3B.	Mandatory Redemption.  The Company shall redeem all Class A
Preferred Stock on or before November 18, 1996.
3C.	Optional Redemptions.  The Company may at any time or from time to time, prior to November 18, 1996, redeem all or any portion of the Class
A: Preferred Stock then outstanding, at the Redemption Price.
Nothing herein shall be construed as obligating the Company to effect any redemption of all or any portion of the Class A Preferred Stock on or before November 18, 1996.
3D.	Notice of Redemption; Payment of Redemption Price.  (I) In the
event of redemption the Company will mail written notice (the Notice of Redemption) of each such Redemption to each Record Holder not less than 10 days prior to the date on which such redemption is to be made.
Upon mailing any Notice of Redemption, the Company will become obligated
(A) to redeem from each Record Holder the number of Shares, as stated in the Notice of Redemption, to be redeemed from such shareholder, (B) to send each Record Holder a cashier's or certified check in an amount equal to the Redemption Price of such number of Shares at least 5 business days prior to the date specified for redemption in the notice.
In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares will be issued to the Record Holder thereof in such
Record Holder's or such Record Holder's nominee's name, without cost to such Record Holder.
3E.	Dividends after Redemption Date.  No Share is entitled to any dividends accruing after Redemption.  On Redemption all rights of the
Record Holder of such Share will cease, and such Share will not be deemed to be outstanding.
3F.	Redeemed or Otherwise Acquired Shares.  Any Shares which are redeemed or otherwise acquired by the Company will be canceled and will not be reissued, sold or transferred.
3G.	Other Redemptions or Acquisitions.  Neither the Company nor any
Subsidiary will redeem or otherwise acquire any Class A Preferred
Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all Record Holders of Class A Preferred Stock on the basis of the number of Shares of such class owned by each such
Record Holder.
4.	Conversion
4A.	Conversion Procedure.  (I) Any record Holder of Class A
Preferred Stock may convert all or any of the Shares held by such Record Holder into shares of Common Stock at any time subsequent to its date of issuance and prior to any optional or mandatory redemption as referred to in paragraph 3 hereof, after receipt of Notice of Redemption.  The number of shares of Common Stock which any such Record Holder will receive in return for the Class A Preferred Stock converted by such
Record Holder will be computed by multiplying the Purchase Price of the Class A Preferred Stock; plus all accrued dividends, by 2.
	(ii) Each conversion of Class A Preferred Stock will be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Shares to be converted have been surrendered at the principal office of the Company.  At such time as such conversion has been effected, the rights of the Record
Holder of such Class A Preferred Stock will cease and the Person or
Persons in whose name or names any certificate or certificates for shares of Common Stock are to be issued upon such conversion will be deemed to have become the Record Holder or Record Holders of the shares of Common Stock represented thereby.
	(iii) As soon as possible after a conversion has been effected, the Company will deliver to the converting Record Holder:
		(a) a certificate or certificates representing the number of shares of Common Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting Record Holder has specified;
		(b) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Company in connection with such conversion but which were not converted.
	(iv) The issuance of certificates for shares of Common Stock upon conversion of Class A Preferred Stock will be made without charge to the Record Holders of such Class A Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Company in connection with such conversion and the related issuance of shares of
Common Stock.
	(v) The Company will not close its books against the transfer of Class A Preferred Stock or of Common Stock issued or issuable upon conversion of Class A Preferred Stock in any manner which interferes with the timely conversion of Class A Preferred Stock.
4B.	Conversion Price.  The Conversion Price will be an amount
calculated by dividing the Purchase Price, plus all accrued dividends, of the Class A Preferred Stock by the Common Stock received on conversion and will not be subject to adjustment except as otherwise specifically set forth herein.
4C.	Reorganization, Reclassification, Consolidation, Merger or Sale.
Any capital reorganization, reclassification, consolidation, merger or any sale of all or substantially all of the Company's assets to another Person which is effected in such a way that Record Holders of Common
Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an Organic Change.  Prior to the consummation of any Organic Change, the Company will make appropriate provisions (in form and substance satisfactory to the Record Holders of a majority of the Class A Preferred Stock then outstanding) to insure that each of the Record Holders of Class A
Preferred Stock will thereafter have the right to acquire and receive in lieu of or of in addition to the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such Record Holder's Class A Preferred Stock, such shares of stock, securities or assets as such Record Holder would have received in connection with such Organic Change if such Record Holder had converted his Class A Preferred Stock immediately prior to such Organic Change. In any such case appropriate provisions (in form and substance satisfactory to the Record Holders of a majority of the Class A Preferred Stock then outstanding) will be made to insure that the provisions of this
Paragraph 4 will thereafter be applicable to Class B Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor corporation or purchasing corporation is other than the Company, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Common Stock acquirable and receivable upon conversion of
Class A Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale).  The Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form reasonably satisfactory to the
Record Holders of a majority of the Class A Preferred Stock then outstanding), the obligation to deliver to each such Record Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Record Holder may be entitled to acquire.
4D	Notices.
	(I) The Company will send written notice to all Record Holders of Class A Preferred Stock at least 20 days prior to the date on which the Company closes its books or takes a record for determining rights to vote with respect to any Organic Change, dissolution or liquidation.
	(ii) The Company will also give to the Record Holders of Shares at least 20 days prior written notice of the date on which any Organic
Change, dissolution or liquidation will take place.
5.  Voting Rights.
Record Holders of Shares of the Class A Preferred Stock shall have no voting rights.
6.   Liquidating Dividends
If the Company declares or pays a dividend upon the Common Stock payable other than (a) in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except a stock dividend payable in shares of Common Stock (a Liquidating Dividend), then the Company will pay to the Record
Holders of the Class A Preferred Stock at the time of payment of a Liquidating Dividend the Liquidating Dividends which would have been paid on the common Stock had the Class A Preferred Stock been converted immediately prior to the date on which a record is taken, or, if no record is taken, the date as of which the Record Holders of Common Stock entitled to such dividend are to be determined.
7.   Purchase Rights.
If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the Record Holders of Common Stock (the Purchase Rights), then each Record Holder of Class A Preferred
Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Record Holder could have acquired if such Record Holder had held the number of shares of Common Stock acquirable upon conversion of such Record Holder's Class
A Preferred Stock immediately before the date on which a record is taken for the grant, issuance of sale or such Purchase Rights, or, if no such record is taken, the date as of which the Record Holders of Common Stock are to be determined for the grant, issue or sale of Purchase
Rights.
8.   Definitions.
   Common Stock means, collectively, the Company's voting Common
Stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par value, stated value or liquidation value in respect to the rights of the Record Holders thereof to participate in dividends or in the distribution of assets upon any liquidation or winding up of the Company; provided that if there is a change such that the securities issuable upon conversion of the Class A Preferred Stock are issued by an entity other than the Company or there is s change in the class of securities so issuable then the term Common Stock will mean shares of the security issuable upon conversion of the Class A Preferred
Stock if such security is issuable in shares, or will mean the smallest units in which such security is issuable if such security is not issuable in shares.
Conversion Price means the amount calculated by dividing the Purchase Price plus all accrued dividends of the Class A Preferred
Stock by the Common Stock received on conversion.
Liquidation Value of any Share as of any particular date will be equal to the sum of the Purchase Price of such Share plus any unpaid dividends on such Share; and, in the event of any liquidation, dissolution or winding up of the Company or the redemption of such Share, unpaid dividends on such Share, regardless of whether they have become payable, will be added to the Liquidation Value of such Share on the payment date in any liquidation, dissolution or winding up, or on the Redemption Date, as the case may be, accrued to the close of business on such payment date or Redemption Date.
Redemption Date as to any Share means the date specified in the notice of any redemption at the Company's option provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on or before such date, and if not so paid in full, the Redemption Date will be the date on which such Redemption
Price is fully paid. If, however, the full Redemption Price is not paid on the Redemption Date solely because a Record Holder has not surrendered its certificate(s) at the Company's principal office as provided in paragraph 3C(I) hereof, then as to such Record Holder the date specified herein for the Scheduled Redemption shall be the Redemption Date.

Person means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

Purchase Price means the original purchase price of $1.00 as and when purchased from the Company.

Redemption Price means the original Purchase Price plus all secured dividends payable to the Record Holder of Class A Preferred Stock upon optional or mandatory redemption.

Subsidiary means any corporation of which shares of stock having at least a majority of the ordinary voting power in electing the board of directors, is, at the time as of which any determination is being made, owned by the Company either directory or indirectly through one or more Subsidiaries.
Underlying Common Stock means (I) the Common Stock issued or issuable upon conversion of the Class A Preferred Stock and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (I) above by way of stock divided, stock split or in connection with a combination of shares, recapitalization, merger, consideration or other reorganization. Any Person that hold Class A Preferred Stock will be deemed to be the Record Holder of the Underlying Common Stock obtainable upon conversion of such Class A Preferred
Stock.
9A.	Registration of Transfer.  The Company will keep at its principal office a register for the registration of Class A Preferred Stock.
Upon the surrender of any certificate representing Class A Preferred Stock at such place, the Company will, at the request of the Record Holder of such certificate, execute and deliver (at the Company's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the Record Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the Class A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred Stock represented by the surrendered certificate.
9B.	Replacement.  Upon receipt of evidence and an agreement to
indemnify reasonably satisfactory to the Company (an affidavit of the registered Record Holder, without bond, will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more Shares the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the Class A Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.
9C.	Amendment and Waiver. Amendments, modifications or waivers of any of the terms hereof will be binding and effective if the prior written consent of Record Holders of at least 75% of the Class A Preferred
Stock outstanding at the time such action is taken is obtained; provided that no such action will change (a) the rate at which or the manner in which dividends on the Class A Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Class A Preferred Stock or the times at which redemption of Class A Preferred Stock are to occur, unless the prior written consent of the Record Holders of at least 90% of the Class A Preferred Stock then outstanding is obtained, (b) the conversion Price of the Class A Preferred Stock or the number of shares or class of stock into which the Class A Preferred Stock is convertible, unless the prior written consent of the Record Holders of at least 90% of the class A Preferred Stock then outstanding is obtained or the percentage required to approve any change described in clauses (a) and
(b) above, unless the prior written consent of the Record Holders of at least 90% of the Class A Preferred Stock then outstanding is obtained; and provided further that no such change in the terms hereof may be accomplished by merger or consolidation of the Company with another corporation unless the Company has obtained the prior written consent of the Record Holders of the applicable percentage of the Class
A Preferred Stock.
9D.	Notices.  All notices referred to herein, except as otherwise expressly provided, will be hand delivered or made by registered or certified mail, return receipt requested, postage prepaid, and will be deemed to have been given when so hand delivered or mailed to the last address provided by the Record Holder to the Company.
	A total of One Million (1,000,000) shares of the Corporation's $0.001 per share Preferred Stock shall be designated Class "B" 6% Cumulative dividend, payable quarterly if and when declared, and is redeemable by the Corporation at face value and convertible into common shares of the Corporation at the option of the Corporation upon terms and conditions to be established by the Corporation prior to the issuance of the Class B preferred stock. The rights of Class B preferred stock shall be subordinate to Class A Preferred Stock.
	A total of One Million (1,000,000) shares of the Corporation's $0.001 per share Preferred Stock shall be designated Class "C" Convertible non-dividend Preferred Stock. The Class C Preferred Stock shall be convertible into common stock of the Corporation at a conversion price per share of Class C preferred stock equal to the average previous thirty day bid price of the Common Stock on the date of conversion. The rights of Class C preferred stock shall be subordinate to Class A and Class B Preferred Stock.

	Any and all shares issued by the Corporation will be issued in registered form, as may be directed by the Board of Directors from time to time, and the fixed consideration for which has been paid and delivered shall be deemed fully paid and not liable for any further call or assessment thereon, and the holders of such stock shall not be liable for any further assessments.

     There shall be no preemptive rights in connection with the acquisition of any capital stock of the Corporation.

	FIFTH. DIRECTORS: The governing board of this Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this Corporation, provided that the number of directors shall not be reduced to less than one (1).

The name and post office address of the first board of directors, which shall be one (1) in number, is as follows:
NAME                            POST OFFICE ADDRESSES
A.B. Goldberg                   1999 Broadway, Suite 3135
                                Denver, Colorado 80202

  SIXTH.  INCORPORATORS:  The name and post office address of the incorporator signing the articles of incorporation is as follows:
     David J. Wagner             8400 E. Prentice Ave.
                                 Penthouse Suite
                                 Englewood, Colorado 80111

  SEVENTH.  TERM:  The Corporation is to have perpetual existence.

  EIGHTH. AUTHORIZATIONS: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

Subject to the by-laws, to make, alter or amend the by-laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole board, to designate one
(1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation, which, to the extent provided in the resolution or in the by-laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the board of directors.

When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deems expedient, and for the best interest of the Corporation.

   NINTH. MEETINGS: Meetings of stockholders may be held outside the State of Nevada, if the by-laws provide. The books of the Corporation may be kept (subject to any provision contained in the statues) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

   TENTH. AMENDMENTS: This Corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation by majority vote of the shareholders and in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     ELEVENTH.  VOTING:   There shall be no cumulative voting permitted
in any shareholder election of the Corporation.

     TWELFTH. INDEMNIFICATION: The Corporation shall indemnify and hold harmless the officers and directors of the Corporation from any and all liabilities or claims to the fullest extent now, or hereafter from time to time, permitted pursuant to the General Corporation Law of the State of Nevada

I, THE UNDERSIGNED, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of September, 1997.

                                             //Signed//
                                          DAVID J. WAGNER



STATE OF COLORADO        )
                         )      SS:
COUNTY OF ARAPAHOE       )

 On this 29th day of September, 1997, before me, a Notary Public, personally appeared DAVID J. WAGNER, who acknowledged that he executed the above instrument.

                                                    //Signed//
                                                     NOTARY PUBLIC

My Commission Expires:

Exhibit 3.2



Bylaws of the Company



BYLAWS



OF



FIRST ENTERTAINMENT HOLDING CORP.





ARTICLE I



Offices



The principal office of the Corporation shall initially be located at 1999 Broadway, Suite 3135, Denver, Colorado 80202 and other offices at such places within or without the State of Nevada and as the Board of Directors may from time to time establish.


                           ARTICLE II

                  Registered Office and Agent

	The registered office of the Corporation shall be located at 251 Jeanell Drive, Suite 3, Carson City, Nevada 89703, and the registered agent shall be Corporate Advisory Service, Inc. The Board of Directors may, by appropriate resolution from time to time, change the registered office and/or agent.


                          ARTICLE III

                    Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of the Stockholders for the election of Directors and for the transaction of such other business as may properly come before such meeting shall be held at such time and date as the Board of Directors shall designate from time to time by resolution duly adopted.

Section 2. Special Meetings. A special meeting of the Stockholders may be called at any time by the President, the Chairman of the Board of Directors, or the Board of Directors, and shall be called by the President or the Chairman of the Board of Directors upon the written request of Stockholders of record holding in the aggregate fifty-one percent (51%) or more of the outstanding shares of stock of the Corporation entitled to vote, such written request to state the purpose or purposes of the meeting and to be delivered to the President or the Chairman of the Board of Directors.

 Section 3. Place of Meetings. All meetings of the Stockholders shall be held at the principal office of the Corporation or at such other place, within or without the State of Nevada, as shall be determined from time to time by the Board of Directors or the Stockholders of the Corporation.

Section 4. Change in Time or Place of Meetings. The time and place specified in this Article III for annual meetings shall not be changed within thirty (30) days next before the day on which such meeting is to be held. A notice of any such change shall be given to each Stockholder at least twenty (20) days before the meeting, in person or by letter mailed to his last known post office address.

Section 5. Notice of Meetings. Written notice, stating the place, day and hour of the meeting, and in the case of a special meeting, the purposes for which the meeting is called, shall be given by or under the direction of either the President, the Chairman of the Board of Directors, or Secretary at least ten (10) days but not more than fifty
(50) days before the date fixed for such meeting. Notice shall be given to each Stockholder entitled to vote at such meeting, of record at the close of business on the day fixed by the Board of Directors as a record date for the determination of the Stockholders entitled to vote at such meeting, or if no such date has been fixed, of record at the close of business on the day next preceding the day on which notice is given. Notice shall be in writing and shall be delivered to each Stockholder in person or sent by United States Mail, postage prepaid, addressed as set forth on the books of the Corporation. A waiver of such notice, in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Except as otherwise required by statute, notice of any adjourned meeting of the Stockholders shall not be required.

Section 6. Quorum. Except as may otherwise be required by statute, the presence at any meeting, in person or by proxy, of the holders of record of one-third of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the Stockholders entitled to vote, present in person or by proxy, or, if no Stockholder entitled to vote is present in person or by proxy, any Officer entitled to preside or act as secretary of such meeting, may adjourn the meeting from time to time for a period not exceeding sixty (60) days in any one case. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The Stockholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Section 7. Voting. Except as may otherwise be provided by statute or these Bylaws, including the provisions of Section 4 of Article VIII hereof, each Stockholder shall at every meeting of the Stockholders be entitled to one (1) vote, in person or by proxy, for each share of the voting capital stock held by such Stockholder. However, no proxy shall be voted on after eleven (11) months from its date, unless the proxy provides for a longer period. At all meetings of the Stockholders, except as may otherwise be required by statute, the Articles of Incorporation of this Corporation, or these Bylaws, if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent said stock and vote thereon.

Shares of the capital stock of the Corporation belonging to the Corporation shall not be voted directly or indirectly.

Section 8. Consent of Stockholders in Lieu of Meeting. Whenever the vote of Stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, by any provision of statute, these Bylaws, or the Articles of Incorporation, the meeting and vote of Stockholders may be dispensed with if all the Stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

Section 9. Telephonic Meeting. Any meeting held under this Article III may be held by telephone, in accordance with the provisions of the Nevada Private Corporations Act.

Section 10. List of Stockholders Entitled to Vote. The Officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every annual meeting, a complete list of the Stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder during ordinary business hours, for a period of at least ten (10) days prior to election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof and be subject to the inspection of any Stockholder who may be present.


                           ARTICLE IV

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute, the Articles of Incorporation of the Corporation, or these Bylaws.

Section 2. Number and Qualifications. The Board of Directors shall consist of at least one (1) member, and not more than nine (9) members, as shall be designated by the Board of Directors from time to time, and in the absence of such designation, the Board of Directors shall consist of one (1) member. This number may be changed from time to time by resolution of the Board of Directors. Directors need not be residents of the State of Nevada or Stockholders of the Corporation. Directors shall be natural persons of the age of eighteen (18) years or older.

Section 3. Election and Term of Office. Members of the initial Board of Directors of the Corporation shall hold office until the first annual meeting of Stockholders. At the first annual meeting of Stockholders, and at each annual meeting thereafter, the Stockholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office until his successor is duly elected and qualified, unless sooner displaced. Election of Directors need not be by ballot.

Section 4. Compensation. The Board of Directors may provide by resolution that the Corporation shall allow a fixed sum and reimbursement of expenses for attendance at meetings of the Board of Directors and for other services rendered on behalf of the Corporation. Any Director of the Corporation may also serve the Corporation in any other capacity, and receive compensation therefor in any form, as the same may be determined by the Board in accordance with these Bylaws.

Section 5. Removals and Resignations. Except as may otherwise be provided by statute, the Stockholders may, at any special meeting called for the purpose, by a vote of the holders of the majority of the shares then entitled to vote at an election of Directors, remove any or all Directors from office, with or without cause.

A Director may resign at any time by giving written notice to either the Board of Directors, the President, the Chairman of the Board of Directors, or the Secretary of the Corporation. The resignation shall take effect immediately upon the receipt of the notice, or at any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires acceptance for it to be effective.

Section 6. Vacancies. Any vacancy occurring in the office of a Director, whether by reason of an increase in the number of directorships or otherwise, may be filled by a majority of the Directors then in office, though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, unless sooner displaced.

When one or more Directors resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Each Director so chosen shall hold office as herein provided in the filling of other vacancies.

Section 7. Committees. By resolution adopted by a majority of the Board of Directors, the Board may designate one or more committees, including an Executive Committee, each consisting of one (1) or more Directors. The Board of Directors may designate one (1) or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. Any such committee, to the extent provided in the resolution and except as may otherwise be provided by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require the same. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. If there be more than two
(2) members on such committee, a majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board. If there be only two (2) members, unanimity of action shall be required. Committee action may be by way of a written consent signed by all committee members. The Board shall have the power at any time to fill vacancies on committees, to discharge or abolish any such committee, and to change the size of any such committee.

Except as otherwise prescribed by the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum, and manner of acting as it shall deem proper and desirable.

Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

                           ARTICLE V

Meetings of Board of Directors

Section 1. Annual Meetings. The Board of Directors shall meet each year immediately after the annual meeting of the Stockholders for the purpose of organization, election of Officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Section 2. Regular Meetings. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place of such meetings. Regular meetings may be held within or without the State of Nevada. The Board need not give notice of regular meetings provided that the Board promptly sends notice of any change in the time or place of such meetings to each Director not present at the meeting at which such change was made.

	Section 3. Special Meetings. The Board may hold special meetings of the Board of Directors at any place, either within or without the State of Nevada, at any time when called by the President, the Chairman of the Board of Directors, or two or more Directors.
Notice of the time and place thereof shall be given to and received by each Director at least three (3) days before the meeting. A waiver of such notice in writing, signed by the person or persons entitled to said notice, either before or after the time stated therein, shall be deemed equivalent to such notice. Notice of any adjourned special meeting of the Board of Directors need not given.

	Section 4. Quorum. The presence, at any meeting, of a majority of the total number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute, the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; however, if only two (2) Directors are present, unanimity of action shall be required. In the absence of a quorum, a majority of the Directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum is present.

	Section 5. Consent of Directors in Lieu of Meeting. Unless otherwise restricted by statute, the Board may take any action required or permitted to be taken at any meeting of the Board of Directors without a meeting, if a written consent thereto is signed by all members of the Board, and such written consent is filed with the minutes of proceedings of the Board.

	Section  6.   Telephonic Meeting.  Any meeting held under this
Article V may be held by telephone, in accordance with the provisions of the Nevada Private Corporations Act.

	Section 7. Attendance Constitutes Waiver. Attendance of a Director at a meeting constitutes a waiver of any notice to which the Director may otherwise have been entitled, except where a Director attends a meeting for the express purpose of objecting the transaction of any business because the meeting is not lawfully called or convened.


                           ARTICLE VI

Officers

	Section 1. Number. The Corporation shall have a Chairman of the Board, a President, one or more Vice Presidents as the Board may from time to time elect, a Secretary and a Treasurer, and such other Officers and Agents as may be deemed necessary. One person may hold any two offices.

	Section 2. Election, Term of Office, and Qualifications. The Board shall choose the Officers specifically designated in Section 1 of this Article VI at the annual meeting of the Board of Directors and such Officers shall hold office until their successors are chosen and qualified, unless sooner displaced. Officers need not be Directors of the Corporation.

	Section 3. Subordinate Officers. The Board of Directors, from time to time, may appoint other Officers and Agents, including one or more Assistant Secretaries and one or more Assistant Treasurers, each of whom shall hold office for such period, and each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors from time to time may determine. The Board of Directors may delegate to any Officer or the Chairman of the Board of Directors the power to appoint any such subordinate Officers and Agents and to prescribe their respective authorities and duties.

	Section 4. Removals and Resignations. The Board of Directors may, by vote of a majority of their entire number, remove from office any Officer or Agent of the Corporation, appointed by the Board of Directors.

Any Officer may resign at any time by giving written notice to the Board of Directors. The resignation shall take effect immediately upon the receipt of the notice, or any later period of time specified therein. The acceptance of such resignation shall not be necessary to make it effective, unless the resignation requires acceptance for it to be effective.

Section 5. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, removal, or otherwise, it shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for the regular election or appointment to such office, at any meeting of Directors.

Section 6. The Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of all of the affairs of the Corporation. The Chairman shall preside at all meetings of the Stockholders and of the Board of Directors at which he is present.

Section 7. The President. The President shall be the chief operating officer of the Corporation and, subject to the direction and under the supervision of the Board of Directors, shall have general charge of the day-to-day operations and of the property of the Corporation, and shall have control over its Officers, Agents and Employees. The President shall preside at all meetings of the Stockholders and of the Board of Directors at which the Chairman is not present. The President shall do and perform such other duties and may exercise such other powers as these Bylaws or the Board of Directors from time to time may assign to him.

 	Section 8. The Vice President. At the request of the President or in the event of his absence or disability, the Vice President, or in case there shall be more than one Vice President, the Vice President designated by the President, or in the absence of such designation, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.
Any Vice President shall perform such other duties and may exercise such her powers as from time to time these Bylaws or by the Board of Directors or the President be assign to him.

Section  9.   The Secretary.  The Secretary shall:

  a. record all the proceedings of the meetings of the Corporation and Directors in a book to be kept for that purpose;

  b. have charge of the stock ledger (which may, however, be kept by any transfer agent or agents of the Corporation under the direction of the Secretary), an original or duplicate of which shall be kept at the principal office or place of business of the Corporation;

  c. see that all notices are duly and properly given;

  d. be custodian of the records of the Corporation and the Board of Directors, and the and of the seal of the Corporation, and see that the seal is affixed to all stock certificates prior to their issuance and to all documents for which the Corporation has authorized execution on its behalf under its seal;

  e. see that all books, reports, statements, certificates, and other documents and records required by law to be kept or filed are properly kept or filed;

  f. in general, perform all duties and have all powers incident to the office of Secretary, and perform such other duties and have such other powers as these Bylaws, the Board of Directors, the Chairman of the Board of Directors, or the President from time to time may assign to him; and

 g. prepare and make, at least ten (10) days before every election of Directors, a complete list of the Stockholders entitled to vote at said election, arranged in alphabetical order.

 Section 10.   The Treasurer.  The Treasurer shall:

  a. have supervision over the funds, securities, receipts and disbursements of the Corporation;

  b. cause all moneys and other valuable effects of the Corporation to be deposited in its name and to its credit, in such depositories as the Board of Directors or, pursuant to authority conferred by the Board of Directors, its designee shall select;

  c. cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositaries of the Corporation, when such disbursements shall have been duly authorized;

  d. cause proper vouchers for all moneys disbursed to be taken and preserved;



  e. cause correct books of accounts of all its business and transactions to be kept at the principal office of the Corporation;



  f. render an account of the financial condition of the Corporation and of his transactions as Treasurer to the President, the Chairman of the Board of Directors, or the Board of Directors, whenever requested;

  g. be empowered to require from the Officers or Agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation; and

  h. in general, perform all duties and have all powers incident to the office of Treasurer and perform such other duties and have such other powers as from time to time may be assigned to him by these Bylaws or by the Chairman of the Board of Directors, the Board of Directors or the President.

Section 11. Salaries. The Board of Directors shall from time to time fix the salaries of the Officers of the Corporation. The Board of Directors may delegate to any person the power to fix the salaries or other compensation of any Officers or Agents appointed, in accordance with the provisions of Section 3 of this Article VI. No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. Nothing contained in this Bylaw shall be construed so as to obligate the Corporation to pay any Officer a salary, which is within the sole discretion of the Board of Directors.

Section 12. Surety Bond. The Board of Directors may in its discretion secure the fidelity of any or all of the Officers of the Corporation by bond or otherwise.


                           ARTICLE VII

Execution of Instruments

Section 1. Checks, Drafts, Etc. The President or the Chairman of the Board of Directors and the Secretary or Treasurer shall sign all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation, and all assignments or endorsements of stock certificates, registered bonds, or other securities, owned by the Corporation, unless otherwise directed by the Board of Directors, or unless otherwise required by law.. The Board of Directors or the Chairman of the Board of Directors may, however, authorize any Officer or the Chairman of the Board to sign any of such instruments for and on behalf of the Corporation without necessity of countersignature, and may designate Officers, or Employees of the Corporation other than those named above who may, in the name of the Corporation, sign such instruments.

Section 2. Execution of Instruments Generally. Subject always to the specific direction of the Board of Directors, the President or the Chairman of the Board of Directors shall execute all deeds and instruments of indebtedness made by the Corporation and all other written contracts and agreements to which the Corporation shall be a party, in its name, attested by the Secretary. The Secretary, when necessary required, shall affix the corporate seal thereto.

Section 3. Proxies. The President, the Chairman of the Board and the Secretary or an Assistant Secretary of the Corporation or by any other person or persons duly authorized by the Board of Directors may execute and deliver proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation from time to time on behalf of the Corporation.


                          ARTICLE VIII

Capital Stock

	Section 1. Certificates of Stock. Every holder of stock in the Corporation shall be entitled to have a certificate, signed in the name of the Corporation by either the Chairman of the Board of Directors or the President and by the Secretary of the Corporation, certifying the number of shares owned by that person in the Corporation.

Certificates of stock shall be in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by his attorney duly authorized in writing, upon surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require. Surrendered certificates shall be canceled and shall be attached to their proper stubs in the stock certificate book.

Section 3. Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a request to record the transfer of such shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 4. Closing Stock Transfer Book. The Board of Directors may close the Stock Transfer Book of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of Stockholders, the date for payment of any dividend, the date for the allotment of rights, the date when any change, conversion or exchange of capital stock shall go into effect, or for a period of not exceeding fifty (50) days in connection with obtaining the consent of Stockholders for any purpose. However, in lieu of closing the Stock Transfer Book, the Board of Directors may in advance fix a date, not exceeding fifty
(50) days preceding the date of any meeting of Stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent. In such case such Stockholders of record on the date so fixed, and only such Stockholders shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5. Lost, Destroyed and Stolen Certificates. The Corporation may issue a new certificate of shares of stock in the place of any certificate theretofore issued and alleged to have been lost, destroyed or stolen. However, the Board of Directors may require the owner of such lost, destroyed or stolen certificate or his legal representative, to: (a) request a new certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) furnish an affidavit as to such loss, theft or destruction; (c) file with the Corporation a sufficient indemnity bond; or (d) satisfy such other reasonable requirements, including evidence of such loss, destruction, or theft as may be imposed by the Corporation.


                            ARTICLE IX

Dividends

Section 1. Sources of Dividends. The Directors of the Corporation, subject to the Nevada Revised Statutes, as amended, may declare and pay dividends upon the shares of the capital stock of the Corporation.

Section 2. Reserves. Before the payment of any dividend, the Directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose, and the Directors may abolish any such reserve in the manner in which it was created.

Section 3. Reliance on Corporate Records. A Director in relying in good faith upon the books of account of the Corporation or statements prepared by any of its officials as to the value and amount of the assets, liabilities, and net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid shall be fully protected.

Section 4. Manner of Payment. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation.

                          ARTICLE X

Seal and Fiscal Year

	Section 1. Seal. The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle, shall bear the name of the Corporation, and shall indicate its formation under the laws of the State of Nevada and the year of incorporation. Such seal may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise re- produced.

Section 2. Fiscal Year. The Board of Directors shall, in its sole discretion, designate a fiscal year for the Corporation.

                           ARTICLE XI

Amendments

	Except as may otherwise be provided herein, a majority vote of the whole Board of Directors at any meeting of the Board, is required to amend or repeal any provision of these Bylaws.

                            ARTICLE XII

Indemnification of Officers and Directors

Section 1. Exculpation. No Director or Officer of the Corporation shall be liable for the acts, defaults, or omissions of any other Director or Officer, or for any loss sustained by the Corporation, unless the same has resulted from his own willful misconduct, willful neglect, or gross negligence.

Section 2. Indemnification. Each Director and Officer of the Corporation and each person who shall serve at the Corporation's request as a director or officer of another corporation in which the Corporation owns shares of capital stock or of which it is a creditor shall be indemnified by the Corporation to the fullest extent permitted from time to time by the Nevada Revised Statutes against all reasonable costs, expenses and liabilities (including reasonable attorneys' fees) actually and necessarily incurred by or imposed upon him in connection with, or resulting from any claim, action, suit, proceeding, investigation, or inquiry of whatever nature in which he may be involved as a party or otherwise by reason of his being or having been a Director or Officer of the Corporation or such director or officer of such other corporation, whether or not he continues to be a Director or Officer of the Corporation or a director or officer of such other corporation, at the time of the incurring or imposition of such costs, expenses or liabilities, except in relation to matters as to which he shall be finally adjudged in such action, suit, proceeding, investigation, or inquiry to be liable for willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation. As to whether or not a Director or Officer was liable by reason of willful misconduct, willful neglect, or gross negligence toward or on behalf of the Corporation in the performance of his duties as such Director or Officer of the Corporation or as such director or officer of such other corporation, in the absence of such final adjudication of the existence of such liability, the Board of Directors and each Director and Officer may conclusively rely upon an opinion of independent legal counsel selected by or in the manner designated by the Board of Directors. The foregoing right to indemnification shall be in addition to and not in limitation of all other rights which such person may be entitled as a matter of law, and shall inure to his legal representatives' benefit.

Section 3. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not he is indemnified against such liability by this Article XII.



                                       Exhibit 3.3

Articles of Merger Between the Company and First Entertainment, Inc.


                              ARTICLES OF MERGER
                                     OF
                 FIRST ENTERTAINMENT,  INC., a Colorado Corporation
                                INTO
              FIRST ENTERTAINMENT HOLDING CORP., a Nevada Corporation

THESE ARTICLES OF MERGER (the "Articles") are made this 15th day of December, 1997, by and between FIRST ENTERTAINMENT, INC., a Colorado corporation (hereinafter referred to as the "Non-surviving Corporation") and FIRST ENTERTAINMENT HOLDING CORP. a Nevada corporation (hereinafter the "Surviving Corporation"), pursuant to the respective portions of Chapter 92A of the Nevada Private Corporations Act.

   I.	The Non-surviving Corporation shall merge with the Surviving
Corporation and upon the effective date of such merger, as hereinafter specified, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Colorado, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all the powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for all of the debts and liabilities, if any, of the Non-surviving Corporation.

  II.	The merger shall become effective as of December 15, 1997.

 III.	Immediately prior to the effective date of the merger contemplated herein, the Non-surviving Corporation had 6,094,736 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.

  IV.	As a result of the merger, all outstanding and issued shares of the Non-surviving Corporation's common stock shall be exchanged for the exact amount of shares of the Surviving Corporation.

   V.	A copy of the Agreement and Plan of Merger is attached hereto as
Exhibit A and incorporated herein by reference as though its provisions were fully set forth herein.

  VI.	The Plan of Merger was submitted to the shareholders of the Non-
Surviving Corporation and approved by a sufficient number of shareholders of the Non-Surviving Corporation on December 5, 1997 by a total of 3,251,218 shares out of a total of 6,094,736 shares entitled to vote thereon, with a total of 62,185 shares voting against the proposal and 5,246 shares voting to abstain. The sole shareholder of the Surviving Corporation unanimously approved the Plan on December 5, 1997. The undersigned respective President and Secretary of the Non-surviving Corporation and of the Surviving Corporation each hereby acknowledges that the execution of these Articles of Merger is the act and deed of the Corporation on whose behalf he executes these Articles and that the facts stated herein are true.

FIRST ENTERTAINMENT, INC.
a Colorado corporation



By:    //Signed//                     By:      //Signed//
    A.B. Goldberg, President          Cynthia Jones, Secretary

FIRST ENTERTAINMENT HOLDING CORP.

a Nevada  corporation





By:    //Signed//                   By:      //Signed//

 A.B. Goldberg, President             Cynthia Jones, Secretary

STATE OF COLORADO      )
                         		)      SS:
COUNTY OF DENVER        )
On this             day of                         , 1997, before me, a
Notary Public, personally appeared A. B. Goldberg and Cynthia Jones, who acknowledged that they are the respective President and Secretary of the above named corporations and that each has executed the above instrument

                                              //Signed//
                                             NOTARY PUBLIC
                     My Commission Expires:


                      AGREEMENT AND PLAN OF MERGER
                                    OF
          FIRST ENTERTAINMENT, INC., a Colorado corporation
                                     INTO
           FIRST ENTERTAINMENT HOLDING CORP., a Nevada corporation

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made this 5th day of December, 1997 by and between FIRST ENTERTAINMENT, INC., a Colorado corporation (hereinafter referred to as the "Non-surviving Corporation") and FIRST ENTERTAINMENT HOLDING CORP., a Nevada corporation (hereinafter referred to as the "Surviving Corporation"). Hereinafter the Non-surviving Corporation and Surviving Corporation shall be referred to as the "Corporations".

WHEREAS, the respective Corporations desire to merge; NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:


    I. Pursuant to the Nevada Private Corporations Act, the Non-surviving Corporation shall merge with the Surviving Corporation and upon the effective date of such merger, the Non-surviving Corporation shall cease to exist and shall no longer exercise its powers, privileges and franchises subject to the laws of the State of Nevada, its state of incorporation. The Surviving Corporation shall succeed to the property and assets of and exercise all powers, privileges and franchises of the Non-surviving Corporation and shall assume and be liable for all of the debts and liabilities of the Non-surviving Corporation.
   II. The Non-surviving Corporation's assets and liabilities shall otherwise become the assets and liabilities of the Surviving Corporation.
  III. The officers of the Corporations are authorized and directed to take all appropriate and necessary action to dissolve the Non-surviving Corporation under Nevada law.
   IV. This Agreement and Plan of Merger shall become effective as of December 15, 1997.
    V. The state of incorporation of the Surviving Corporation after the effective date of the merger shall be the State of Nevada.
   VI. The officers and directors of the Surviving Corporation after the effective date of the merger shall be the same officers and directors as prior to the effective date of the merger.
  VII. The Surviving Corporation' s name after the merger's effective date shall remain the same.
 VIII. The Articles of Incorporation of the Surviving Corporation shall serve as the Articles of Incorporation for the Surviving Corporation and Non-surviving Corporation as merged.
   IX. The authorized capital shares of the Surviving Corporation, whether issued or unissued on the effective date of the merger, shall remain the same and not be converted into a different number or class of shares as a result of the merger.
    X. Immediately prior to the effective date of the merger contemplated herein, the Non-surviving Corporation had 6,094,736 shares of its common stock issued and outstanding. Immediately prior to the date of the merger contemplated herein, the Surviving Corporation had one share of its common stock issued and outstanding.
   XI. As a result of the merger, all outstanding and issued shares of the Non-surviving Corporation's common stock shall be exchanged for all of the outstanding and issued shares of the Surviving Corporation. The Non-surviving Corporation's shares will then be canceled.
  XII. The Non-surviving and Surviving Corporation shall take, or cause to be taken, all actions necessary, proper or advisable under the laws of the State of Nevada to consummate and make effective the merger.
 XIII. It is intended that the transaction described herein qualifies as a change of domicile within the definition of Section 368 of the Internal Revenue Code of 1986, as amended.

The undersigned President and Secretary of each of the parties hereto hereby acknowledge that the execution of this Agreement is the act and deed of the Corporation on whose behalf each executes this Agreement, and that the facts stated herein are true.

FIRST ENTERTAINMENT, INC.
a Colorado corporation


By:    //Signed//                              By:      //Signed//
   A.B. Goldberg, President                    Cynthia Jones, Secretary


FIRST ENTERTAINMENT HOLDING CORP.

a Nevada  corporation





By:    //Signed//                                    By:  //Signed//
        A.B. Goldberg, President               Cynthia Jones, Secretary


                                      Exhibit 4.1
                    First Entertainment Compensation Plan-1997



FIRST ENTERTAINMENT COMPENSATION PLAN-1997

THIS COMPENSATION PLAN-1997 is adopted this 5th day of December, 1997, by FIRST ENTERTAINMENT HOLDING CORP., a Nevada corporation with its principal place of business being located at 1999 Broadway, Suite 3135, Denver, Colorado 80202.

WITNESSETH:

WHEREAS, the Board of Directors of FIRST ENTERTAINMENT HOLDING CORP., (the "Company") has determined that it would be to its advantage, and in its best interests, to grant certain consultants and advisors, as well as certain employees, the opportunity to purchase stock in the Company as a result of compensation for their service; and

WHEREAS, the Board of Directors (the "Board") believes that the Company can best obtain advantageous benefits by issuing stock and/or granting stock options to designated such designated individuals from time to time, although these options are not to be granted pursuant to Section 422A and related sections of the Internal Revenue Code as amended;

NOW THEREFORE, the Board adopts this as the First Entertainment
Compensation Plan-1997 (the "Plan").

1.00    EFFECTIVE DATE AND TERMINATION OF PLAN
 The effective date of the Plan is December 5, 1997, which is the day the Plan was adopted by the Board. The Plan will terminate on the earlier of the date of the grant of the final option for last common stock allocated under the Plan or ten years from the date thereof, whichever is earlier, and no options will be granted thereafter pursuant to this Plan.

2.00    ADMINISTRATION OF PLAN
 The Plan shall be administered by the Board, which may adopt such rules and regulations for its administration as it may deem necessary or appropriate, or may be administered by a Compensation Committee to be appointed by the Board, to have such composition and duties as the Board may from time to time determine.

3.00    ELIGIBILITY TO PARTICIPATE IN THE PLAN


3.01 Subject to the provisions of the Plan, the Board, or its designee, shall determine and designate, from time to time those consultants, advisors, and employees of the Company, or consultants, advisors, and employees of a parent or subsidiary corporation of the Company, to whom shares are to be issued and/ or options are to be granted hereunder and the number of shares to be optioned from time to time to any individual or entity. In determining the eligibility of an individual or entity to receive shares or an option, as well as in determining the number of shares to be issued and/or optioned to any individual or entity, the Board, or its designee, shall consider the nature and value to the Company for the services which have been rendered to the Company and such other factors as the Board, or its designee, may deem relevant.

   3.02 To be eligible to be selected to receive an option, an individual must be a consultant, advisor or an employee of the Company or a consultant, advisor, or an employee of a parent or subsidiary Corporation of the Company. The grant of each option shall be confirmed by a Stock Option Agreement which shall be executed by the Company and the optionee as promptly as practicable after such grant. More than one option may be granted to an individual or entity. Shares shall be issued directly to such entities.

   3.03 An option be granted to any individual or entity eligible hereunder, regardless of his previous stockholdings.

   3.04 The option price (determined as of the time the option is granted) of the stock for which any person may be granted options under this Plan (and all other plans of the Company) may be increased or reduced by the Board, or its designee, from time to time.

4.00   NUMBER OF SHARES SUBJECT TO THE PLAN
      4.01. The Board, prior to the time shall reserve for the purposes of the Plan a total of Five Hundred Thousand (500,000) of the authorized but unissued shares of common shares of the Company, provided that any shares as to which an option granted under the Plan remains unexercised at the expiration thereof may be the subject of the grant of further options under the Plan within the limits and under the terms set forth in Article 3.00 hereof.

5.00    PRICE OF COMMON SHARES
         5.01. The initial and standard price per share of common stock to be issued directly or by option shall be $.30 per share but may be changed in each case by the Board, or its designee, from time to time. If the share price is changed, the Board, or its designee, shall determine the share price no later than the date of the issuance of the shares and/ or the grant of the option and at such other times as the Board, or its designee, deems necessary. The Board shall have absolute final discretion to determine the price of the common stock under the Plan. In the absence of such specific determination, the share price will be $0.30 per share.

6.00    SUCCESSIVE OPTIONS
   Any option granted under this Plan to an person may be exercisable at such person's discretion while there is outstanding any other stock option previously granted to such person, whether under this Plan or any other stock option plan of the Company.

7.00    PERIOD AND EXERCISE OF OPTION
        7.01. Options granted under this Plan shall expire on the first to occur of the following dates whether or not exercisable on such dates: (I) five (5) years from the date the option is initially granted; (ii) six (6) months from the date the person ceases employment due to permanent and total disability; (iii) the date of termination of employment for reasons other than retirement, permanent and total disability or death, unless the Board determines, in its sole discretion, that it would be in the best interest of the Company to extend the options for a period not to exceed three (3) years; or (iv) three (3) months from the date the employee retires with permission of the Board.

    7.02. Notwithstanding Section 7.01, any portion of any option which has not become exercisable pursuant to Section 7.03 prior to the death of the employee or termination of employment shall expire on the employee's date of death or termination date, if termination is for reasons other than retirement or total and permanent disability.

   7.03. Any option granted under this Plan may be immediately exercised by the holder thereof. Such an option may be exercised in whole or in part at the time it becomes exercisable or from time to time thereafter, until the expiration of the option.

8.00   PAYMENT FOR OPTIONED SHARES
 When a person holding an option granted under this Plan exercises any portion of the option he shall pay the full option price for the shares covered by the exercise of that portion of his option within one (1) month after such exercise. As soon as practicable, after the person notifies the Company of the exercise of his option and makes payment of the required option price, the Company shall issue such shares to the person.

9.00   RESTRICTIONS ON TRANSFER
        9.01 No right or privilege of any person under the Plan shall be transferable or assignable, except to the person's personal representative in the event of the person's death, and except as provided in Section 9.02, options granted hereunder are exercisable only by the person during his life.

   9.02 If an person dies holding outstanding options issued pursuant to this Plan, his personal representative shall have the right to exercise such options only within one year of the death of the person.

10.00  RECLASSIFICATION, CONSOLIDATION OR MERGER
 If and to the extent that the number of issued shares of common stock of the Company shall be increased or reduced by change in par value, split-up reclassification, distribution of a dividend payable in stock, or the like, the number of shares subject to direct issuance or an option held by a person and the option price per share shall be proportionately adjusted. If the Company is reorganized or consolidated or merged with another corporation, the person shall be entitled to receive direct issuance or options covering shares of such reorganized, consolidated, or merged company in the same proportion, at an equivalent price, and subject to the same conditions.

11.00 DISSOLUTION OR LIQUIDATION
  Upon the dissolution or liquidation of the Company, the options granted hereunder shall terminate and become null and void, but the person shall have the right immediately prior to such dissolution or liquidation to exercise any options granted and exercisable hereunder to the full extent not before exercised.

12.00   BINDING EFFECT
 This Plan shall inure to the benefit of and be binding upon the Company and its employees, and their respective heirs, executors, administrators, successors and assigns.

13.00   ADOPTION OF PLAN
 This Plan has been duly adopted by the Board of Directors of the Company on December 5, 1997.

14.00   NOTICES
 Any notice to be given to the Company under the terms of this plan shall be addressed to such address as is set forth on the first page hereof.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed on its behalf by its President, to be sealed by its corporate seal, and attested by its Secretary effective the day and year first above written.
                                  FIRST ENTERTAINMENT HOLDING CORP.

                                   By    //Signed//
                                    A.B. Goldberg, President
ATTEST:

 //Signed//
Cynthia Jones, Secretary                 (SEAL)


                                      Exhibit 5.0
               Opinion of Counsel, David Wagner & Associates, P.C.


DAVID WAGNER & ASSOCIATES, P.C.
Attorneys and Counsellors at  Law
8400 East Prentice Avenue
Penthouse Suite
Englewood,  Colorado  80111
Telephone (303) 793-0304
Facsimile (303) 771-4562
December 22, 1997

Board of Directors
First Entertainment Holding Corp.
1999 Broadway
Suite #3135
Denver,  CO  80202


Gentlemen:

We have acted as counsel to First Entertainment Holding Corp (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering registration under the Securities Act 1933, as amended, of the subject shares of the Company's common stock, $.008 par value per share (the "Shares").

Based upon the foregoing, and assuming that Shares will be issued as set forth in the Registration Statement, at a time when effective, and that there will be full compliance with all applicable securities laws involved under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states in which the Shares may be sold, we are of the opinion that, upon issuance of the Shares according the Registration Statement and receipt of the consideration to be paid for the Shares, the Shares will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company. This opinion does not cover any matters related to any re-offer or re-sale of the Shares by the beneficiary thereof, once issued as described in the Registration Statement.

This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with the Company in respect to any matter which comes to our attention hereafter.


                                          Very truly yours,
                                        DAVID WAGNER & ASSOCIATES, P.C.
                                          ///Signed///



                                Exhibit 24.1

                       Consent of Issuer's Counsel


DAVID WAGNER & ASSOCIATES, P.C.
8400 East Prentice Avenue
Penthouse Suite
Englewood, Colorado  80111
Telephone (303) 793-0304
Facsimile (303) 771-4562



December 22, 1997

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus which is made a part of the Registration Statement.


                                   Very truly yours,
                                   DAVID WAGNER &  ASSOCIATES, P.C.
                                  ///Signed///


                                 Exhibit No. 24.1

               Consent of Independent Certified Public Accountants


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


First Entertainment Holding Corp.
Denver, Colorado


We hereby consent to the incorporation by reference in the Registration Statement of our report dated March 3, 1997 except for Note N which is dated April 11,1997 relating to the consolidated financial statements, (which contained an explanatory paragraph relative to the going concern uncertainty) of First Entertainment Holding Corp. (formerly known as First Entertainment, Inc.) appearing the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996.



BDO Seidman, LLP

///signed///

Denver, Colorado
December 23, 1997